UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 16, 2004

NORTHWEST INDIANA BANCORP
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-26128 (Commission File Number)	35-1927981 (IRS Employer Identification No.)

9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 15, 2004, the Board of Directors of the Northwest Indiana Bancorp, the holding company for Peoples Bank SB, appointed Dr. Anthony Puntillo, D.D.S., M.S.D., to the Board of Directors to serve in a class with three other directors and to stand for election at the Annual Meeting of Shareholders in April 2006. Dr. Puntillo’s appointment fills a vacancy on the board, which completes a full board of eleven directors. Dr. Puntillo will serve on the Bancorp’s Asset Liability and Corporate Governance committees. A copy of the press release announcing his appointment is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2004

NORTHWEST INDIANA BANCORP
By: /s/ David A. Bochnowski Name: David A. Bochnowski Title: Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release Issued September 16, 2004